EXHIBIT 23(b)

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-36717 of Republic Security Financial Corporation of our report relating to County Financial Corporation dated February 21, 1997 appearing in the Joint Proxy Statement/Prospectus, which is a part of such to Registration Statement, and to the reference to us under the headings "Selected Financial Data-CFC" and "Experts" in such Joint Proxy Statement/Prospectus.



/s/ DELOITTE & TOUCHE LLP


Miami, Florida
October 21, 1997